EXHIBIT 99.1

                             1997 STOCK OPTION PLAN

                                       OF

                                     CEPHEID

                                  (as amended)

                  1.       PURPOSES OF THE PLAN

                           The  purposes  of the 1997  Stock  Option  Plan  (the
"Plan") of Cepheid, a California corporation (the "Company"), are to:

                           (a)  Encourage  selected  employees,   directors  and
consultants to improve operations and increase profits of the Company;

                           (b)  Encourage  selected  employees,   directors  and
consultants to accept or continue employment or association with the Company or its Affiliates; and

                           (c)  Increase  the  interest of  selected  employees,
directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

                           Options  granted under this Plan  ("Options")  may be
"incentive  stock  options"  ("ISOs")  intended to satisfy the  requirements  of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

                  2.       ELIGIBLE PERSONS

                           Every person who at the date of grant of an Option is
a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions
(currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

                  3.       STOCK SUBJECT TO THIS PLAN

                           Subject to the  provisions  of  Section  6.1.1 of the
Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan shall not exceed 4,675,000 shares of Common Stock plus an annual increase to be added on the first business day of each calendar year beginning January 1, 2001, equal to the lesser of (i) 1,000,000 shares,
(ii) 3% of the outstanding shares of capital stock on such date or (iii) an amount determined by the Board. The shares covered by the portion of any grant under the Plan which expire unexercised shall become available again for grants under the Plan.


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                  4.       ADMINISTRATION

                           (a) This Plan shall be  administered  by the Board of
Directors of the Company (the "Board") or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the "Committee") of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the "Administrator").

                           (b) From and after such time as the Company registers
a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

                           (c) Subject to the other provisions of this Plan, the
Administrator shall have the authority, in its discretion: (i) to grant Options;
(ii) to determine  the fair market value of the Common Stock subject to Options;
(iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and may delegate the authority to the President or Chief Financial Officer of the Company to grant Options to employees of, or consultants to, the Company who are not officers or directors of the Company and whose transactions in securities of the Company are not subject to Section 16 of the Exchange Act.

                           (d) All questions of interpretation,  implementation,
and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

                           (e) With respect to persons  subject to Section 16 of
the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under
Section 16 of the Exchange Act.

                  5.       GRANTING OF OPTIONS; OPTION AGREEMENT

                           (a) No Options shall be granted under this Plan after
ten years from the date of adoption of this Plan by the Board.

                           (b) Each Option shall be evidenced by a written stock
option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

                           (c) The stock option  agreement shall specify whether
each Option it evidences is an NQO or an ISO.

                           (d)  Subject to Section  6.3.3 with  respect to ISOs,
the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.


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                  6.       TERMS AND CONDITIONS OF OPTIONS

                           Each Option  granted under this Plan shall be subject
to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in
Section 6.3. ISOs shall also be subject to the terms and conditions set forth in
Section 6.3, but not those set forth in Section 6.2.

                      6.1  Terms  and  Conditions  to  Which  All  Options   Are
Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

                           6.1.1  Changes  in  Capital  Structure.   Subject  to
Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

                           6.1.2  Corporate Transactions.

                                    (a) Dissolution or Liquidation. In the event
of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least thirty (30) days prior to such proposed action. To the extent it has not been previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

                                    (b) Merger or Asset Sale.  In the event of a
merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company:

                                             (i)  Options.  Each Option shall be
assumed or an equivalent option substituted by the successor corporation (including as a "successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the shares of Common Stock covered by the Option, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent entity, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                                             (ii)  Shares  Subject  to  Right of
Repurchase. Any Shares subject to a Right of Repurchase of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of Common Stock for each share held on the effective date of the transaction, as described in the preceding paragraph. If in such exchange the Optionee receives shares of stock of the successor corporation or a parent or subsidiary of such successor corporation, and if the successor corporation has agreed to assume or substitute for Options as provided in the preceding paragraph, such exchanged shares shall continue to be subject to a Right of Repurchase as provided in the Optionee's Stock


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Option  Plan  stock  purchase  agreement.  If,  as  provided  in  the  preceding paragraph, the Optionee shall have the right to exercise an Option as to all of the shares of Common Stock covered thereby, all Shares that are subject to a Right of Repurchase of the Company shall be released from such Right of Repurchase and shall be fully vested.

                           6.1.3  Time of Option  Exercise. Subject to Section 5
and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                           6.1.4  Option  Grant  Date.  Except  in the  case  of
advance approvals described in Section 5(d), the date of grant of an Option under this Plan shall be the date as of which the Administrator, or its delegatee under Section 4(c), approves the grant.

                           6.1.5  Nonassignability  of Option Rights.  No Option
granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

                           6.1.6  Payment.  Except as provided below, payment in
full, in cash, shall

be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

                                    (a)  Acceptance  of  the   optionee's   full
recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                                    (b) Delivery by the optionee of Common Stock
already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

                           6.1.7  Termination of Employment.

                                    (a) If for any  reason  other  than death or
disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement (but in no event after the Expiration
Date); provided, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).

                                    (b) If an  optionee  dies while  employed by
the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative, or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within


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twelve months after the death of the optionee,  or such other period of not less than six months from the date of Termination as is specified in the Option Agreement (but in no event after the Expiration Date).

                                    (c) If an optionee  ceases to be employed by
the Company as a result of his or her disability, the optionee may, but only within six (6) months from the date of Termination (and in no event after the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it at the date of Termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall automatically convert to an NQO on the day three months and one day following such Termination. To the extent that the optionee was not entitled to exercise the Option at the date of Termination or if the optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                                    (d)  For  purposes  of this  Section  6.1.7,
"employment" includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave, or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

                           6.1.8  Repurchase  of  Stock.  At the  option  of the
Administrator, the stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, or director or consultant whose employment, or director or consulting relationship with the Company is terminated. Such right of repurchase either:

                                    (a) shall be at the  Option  exercise  price
and (i) shall lapse at the rate of at least 20% per year over five years from the date the Option is granted (without regard to the date it becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination and (ii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Option exercise price is less than such value; or

                                    (b)  shall be at the  higher  of the  Option
exercise price or the value (determined as set forth in Section 6.1.11) of the stock being purchased on the date of termination, and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment, and such right shall terminate when the Company's securities become publicly traded.

                  Determination of the number of shares subject to any such right of repurchase shall be made as of the date the employee's employment by, director's director relationship with, or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such employee, director or consultant is thereafter exercised.

                           6.1.9  Withholding and Employment  Taxes. At the time
of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion after considering any tax or accounting consequences, an optionee may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or
(iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, subject to the following limitations:

                                    (a) Any  election  pursuant to clause  (iii)
above by an optionee subject to Section 16 of the Exchange Act shall either (x) be made at least six months before the Tax Date and shall be irrevocable; or (y) shall be made in (or made earlier to take effect in) any ten-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements


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of  earnings  and shall be  subject  to  approval  by the  Administrator,  which approval may be given at any time after such election has been made. In addition, in the case of (y), the Option shall be held at least six months prior to the Tax Date.

                                    (b) Any  election  pursuant  to clause  (ii)
above, where the optionee is tendering Common Stock issued pursuant to the exercise of an Option, shall require that such shares be held at least six months prior to the Tax Date.

                  Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any of the foregoing limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the optionee or for any other reason.

                  Any  securities  tendered or withheld in accordance  with this
Section 6.1.9 shall be valued by the Company as of the Tax Date.

                           6.1.10  Other  Provisions. Each Option  granted under
this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code. If Options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, directors or consultants, such Options shall provide that the right of first refusal shall terminate upon the earlier of (i) the closing of the Company's initial registered public offering to the public generally, or (ii) the date ten years after the grant date as set forth in Section 6.1.4.

                           6.1.11  Determination  of Value.  For purposes of the
Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                                    (a) If the stock of the Company is listed on
any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                                    (b) If the stock of the Company is regularly
quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                                    (c) In the absence of an established  market
for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

                           6.1.12  Option  Term.  Subject to Section  6.3.5,  no
Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

                           6.1.13  Exercise  Price.  The  exercise  price of any
Option granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Shareholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

                      6.2  Terms   and   Conditions   to  Which  Only  NQOs  Are
Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

                           6.2.1 Exercise Price.  Except as set forth in Section
6.1.13, the exercise price of an NQO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Option on the date of grant.

                      6.3  Terms   and   Conditions   to  Which  Only  ISOs  Are
Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                           6.3.1  Exercise Price. Except as set forth in Section
6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

                           6.3.2  Disqualifying  Dispositions. If stock acquired
by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

                           6.3.3  Grant   Date.   If   an  ISO  is   granted  in
anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

                           6.3.4 Vesting. Notwithstanding any other provision of
this Plan, ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not "vest" for more than $100,000 in fair market value of stock (measured on the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices; but in no event shall more than $100,000 in fair market value of stock (measured on the grant date(s)) vest in any calendar year. The ISOs or portions of ISOs whose exercisability is so deferred shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of this Plan including those relating to the expiration and termination of ISOs. In no event, however, will the operation of this Section 6.3.4 cause an ISO to vest before its terms or, having vested, cease to be vested.

                           6.3.5  Term.  Notwithstanding  Section 6.1.12, no ISO
granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

                  7.       MANNER OF EXERCISE

                                    (a)  An  optionee  wishing  to  exercise  an
Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in
Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

                                    (b) Promptly after receipt of written notice
of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

                  8.       EMPLOYMENT OR CONSULTING RELATIONSHIP

                           Nothing in this Plan or any Option granted thereunder
shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

                  9.       FINANCIAL INFORMATION

                           The Company shall provide to each optionee during the
period such optionee holds an outstanding Option, and to each holder of Common Stock acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Common Stock, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company's fiscal year.

                  10.      CONDITIONS UPON ISSUANCE OF SHARES

                           Shares of Common  Stock shall not be issued  pursuant
to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

                  11.      NONEXCLUSIVITY OF THE PLAN

                           The  adoption of the Plan shall not be  construed  as
creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

                  12.      MARKET STANDOFF

                           Each Optionee,  if so requested by the Company or any
representative of the underwriters in connection with any registration of the offering of any securities of the company under the Securities Act shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

                  13.      AMENDMENTS TO PLAN

                           The Board may at any time  amend,  alter,  suspend or
discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that shareholder approval is advisable.

                  14.      EFFECTIVE DATE OF PLAN

                           This Plan shall become effective upon adoption by the
Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

Plan adopted by the Board of Directors on January 31, 1997; amended on March 6, 2000 and September 27, 2000.

Plan approved by Shareholders on January 31, 1997; amended on May 10, 2000 and June 12, 2001.